 Exhibit (a)(1)(E)
Notice of Guaranteed Delivery
With Respect to the Offer to Purchase
All Outstanding Shares of Common Stock
of
Regulus Therapeutics Inc.
at
$7.00 per share in cash, plus one contingent value right per share representing the right to receive one contingent payment of $7.00 in cash upon the achievement of a specified milestone
Pursuant to the Offer to Purchase dated May 27, 2025
by
Redwood Merger Sub Inc.
an indirect wholly owned subsidiary of
Novartis AG
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M., NEW YORK CITY TIME, ON JUNE 24, 2025, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.001 per share (the “Shares”), of Regulus Therapeutics Inc., a Delaware corporation and any other documents required by the Letter of Transmittal (as defined below) cannot be delivered to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), or the procedure for delivery by book-entry transfer cannot be completed, in each case prior to one minute following 11:59 p.m., New York City Time, on June 24, 2025, unless extended or earlier terminated as permitted by the Agreement and Plan of Merger, dated as of April 29, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”). Such form may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).
The Depositary for the Offer is:
If delivering by mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	If delivering by express mail or other expedited mail service: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to Redwood Merger Sub Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Novartis AG, a company limited by shares (Aktiengesellschafl) incorporated under the laws of Switzerland (“Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal”) which, together with the Offer to Purchase, collectively constitute the “Offer,” receipt of which is hereby acknowledged, the following Shares, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.
Number of Shares Tendered:	Name(s) of Record Holder(s)

☐ Check if securities will be tendered by book-entry transfer.	(please print)
Name of Tendering Institution:	Address(es):

Account No.:	(Zip Code)
Dated: , 20
Area Code and Telephone No(s):
Signature(s):

2

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (a) that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) that such tender of Shares complies with Rule 14e-4 and (c) the delivery to the Depositary of the certificates for all such tendered Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in the case of a book-entry delivery), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and with any required signature guarantee (or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery) and any other required documents, all within one Nasdaq Stock Market trading day of the date hereof.
(Name of Firm)
(Address)
(Zip Code)
(Authorized Signature)
(Name) (Please Print)
(Area Code and Telephone Number)
Dated:
DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.